EXHIBIT 10.1

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2 to License Agreement (this “Amendment”), dated as of December 27, 2022, is made by and between Relmada Therapeutics, Inc., a Nevada corporation (“Licensee”) and Dr. Charles E. Inturrisi, an individual, and Dr. Paolo Manfredi, an individual, jointly and severally (collectively, “Licensor”).

Whereas, the parties have previously entered into that certain License Agreement dated as of January 16, 2018, which was amended by Amendment No. 1 to License Agreement dated as of December 2, 2019 (as so amended, the “License Agreement”) (capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the License Agreement); and

Whereas, the parties now desire to further amend the License Agreement as set forth herein.

Now, Therefore, in consideration of the foregoing, of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE I

Amendment of License Agreement

1.1. Article 7, Section 7.1(a)(iii) is hereby amended to replace the date “December 31, 2022” with the date “December 31, 2027”.

1.2. Article 7, Section 7.1(a)(iv) is hereby amended to replace the date “December 31, 2022” with the date “December 31, 2027”.

ARTICLE II

General

2.1. Continuation. Except as expressly modified in Article 1, the License Agreement shall remain in full force and effect.

2.2. Governing Law. This Amendment shall be governed by, and construed in accordance with (A) the laws of the United States, in respect to trademark and patent issues, except that the scope and validity of any foreign Patent or trademark shall be governed by the applicable laws of the country of the Patent or trademark, and (B) in all other respects, including as to validity (except for patent and trademark issues), interpretation and effect, by the laws of the State of New York without giving effect to the conflict of laws rules thereof. The parties hereby consent to the sole and exclusive jurisdiction of the courts of the state of New York, in the county of New York, or the United States Federal District Court for the Southern District of New York for purposes of any action or proceeding brought by either of them on or in connection with this Amendment on any alleged breach thereof and waive any right to assert any rights or defenses within any other jurisdiction or to require that litigation regarding this Amendment take place elsewhere. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief or any other appropriate relief.

2.3. Headings. The section headings contained in this Amendment are set forth for the convenience of the Parties only, do not form a part of this Amendment and are not to be considered a part hereof for the purpose of construction or interpretation hereof, or otherwise.

2.4. Counterparts. This Amendment may be executed and delivered in any number of counterparts including PDF, facsimile, or other electronic counterparts, each of which will be an original, but all of which together will constitute one instrument.

2.5. Severability. In the event any one or more of the provisions of this Amendment should for any reason be held by any court or authority having jurisdiction over this Amendment or any of the Parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Amendment shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

LICENSOR

Dr. Charles E. Inturrisi and Dr. Paolo Manfredi

/s/ Charles E. Inturrisi
Dr. Charles E. Inturrisi

/s/ Paolo Manfredi
Dr. Paolo Manfredi

LICENSEE

Relmada Therapeutics, Inc.

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to

License Agreement